Federal Identification
                                                          No. 36-6981630

                       THE COMMONWEALTH OF MASSACHUSETTS

                 Office of the Massachusetts Secretary of State
                       Michael Joseph Connolly, Secretary
                    One Ashburton Place, Boston, Mass. 02108

                  CERTIFICATE OF VOTE OF TRUSTEES ESTABLISHING
                                PREFERRED SHARES

            I, Ronald A. Nyberg, Secretary, of Van Kampen Merritt Trust For Investment Grade Florida Municipals (the "Fund") located at One Parkview Plaza, Oakbrook Terrace, IL 60181, do hereby certify that at a meeting of the trustees of the Fund held on May 11, 1992, the following vote establishing and designating preferred shares of beneficial interest and determining the relative rights and preferences thereof was duly adopted:

            First: Pursuant to authority expressly vested in the Board of Trustees of the Fund by Article VI of its Declaration of Trust (which, as amended or restated from time to time is, together with this Certificate of Vote, herein called the "Declaration of Trust"), the Board of Trustees hereby authorizes the issuance of 800 shares of its authorized preferred shares of beneficial interest, par value $.01 per share ("Preferred Shares"), liquidation preference of $50,000 per share, designated Auction Preferred Shares (the "APS").

            Second: The preferences, voting powers, qualifications, and special or relative rights or privileges of the preferred shares of beneficial interest are as follows:

                                  DESIGNATION

      APS: The 800 preferred shares of beneficial interest, $.01 per value, liquidation preference $50,000 per share, are hereby designated "Auction Preferred Shares". Each share of APS shall be issued on June 10, 1992; have an Applicable Rate for its Initial Dividend Period (which period shall continue to and including Tuesday, January 19, 1993) equal to 3.45% per annum; have an initial Dividend Payment Date of Wednesday, July 1, 1992; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Declaration of Trust applicable to preferred shares of beneficial interest of the Fund, as are set forth in Part I and Part II of this Certificate of Vote. The APS shall constitute a separate series of Preferred Shares of the Fund; and each share of APS shall be identical except as provided in Section 3 of Part I of this Certificate of Vote.

      No holder of APS shall have, solely by reason of being such a holder of APS, any right to acquire, purchase or subscribe for any APS, common shares of beneficial interest, par value $.01 per share, of the Fund or other securities of the Fund which it may hereafter issue or sell (whether out of the number of shares authorized by the Declaration of Trust, or out of any shares acquired by the Fund after the issuance thereof, or otherwise).

                                     PART I

      1. Number of Shares; Ranking. (a) No fractional APS shall be issued.

            (b) Any APS which at any time have been redeemed or purchased by the Fund shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.

            (c) The APS shall rank on a parity with shares of any other series of Preferred Shares (including any other series of APS) as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

            2. Dividends. (a) The Holder of any of the APS shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum thereof, determined as set forth in paragraph (c) of this Section 2, and no more (except to the extent set forth in Section 12 of this Part I), payable on the respective dates (each a "Dividend Payment Date") determined as set forth in paragraph (b) of this Section 2. Dividends on any of the APS shall accumulate at the Applicable Rate per annum from the Date of Original Issue thereof.

                  (b) (i) Dividends shall be payable subject to subparagraph (b)
(ii) of this Section 2, on Wednesday, July 1, 1992, and the first Business Day of each calendar month thereafter, provided that in any calendar month in which an Auction Date is scheduled to occur, dividends shall be payable on the first Business Day next succeeding such Auction Date, subject to certain exceptions, provided that if the Fund, subject to the conditions set forth in Section 4 of this Part I, designates any Subsequent Dividend Period as a Special Dividend Period, dividends will be payable: (i) with respect to a Special Dividend Period of less than 35 days, the day after the last day thereof, and (2) with respect to a Special Dividend Period of 35 days or more, the first Business Day of each calendar month thereafter provided that, in any calendar month in which an Auction Date is scheduled to occur, dividends shall be payable on the first Business Day next succeeding such Auction Date.

After any Special Dividend Period, dividends on such APS shall be payable, subject to subparagraph (b)(ii) of this Section 2, on the first Business Day of each calendar month thereafter, provided that in any calendar month in which an Auction Date for such APS is scheduled to occur, dividends shall be payable on the first Business Day next succeeding such Action Date, subject in each case to the options of the Fund to further designate from time to time any Subsequent Dividend Period thereof as a Special Dividend Period.

                         (ii) In the case of dividends that would otherwise be
payable on a Sunday, Monday, Tuesday, Wednesday, Thursday, Friday or Saturday as determined by subparagraph (b) (i) of this Section 2, including clause (1), (2) or (3) of the proviso thereto, if (i) the Sun-


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

day, Monday or Tuesday that would otherwise be the Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day that falls after such Sunday, Monday or Tuesday, or (ii) the Wednesday, Thursday, Friday or Saturday that would otherwise be the Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day that falls prior to such Wednesday, Thursday, Friday or Saturday.

                         (iii) The Fund shall pay to the Auction Agent not later
than 12:00 Noon, New York City time, on the business Day next preceding each Dividend Payment Date for the APS, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders of APS on such Dividend Payment Date.

                         (iv) All moneys paid to the Auction Agent for the
payment of dividends (or for the payment of any late charges pursuant to subparagraph (c)(i) of this Section 2) shall be held in trust for the payment of such dividends (and any such late charge) by the Auction Agent for the benefit of the Holders specified in subparagraph (b)(v) of this Section 2. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any late charge) will, to the extent permitted by law, be repaid to the Fund at the end of 90 days from the date on which such moneys were so to have been applied.

                         (v) Each dividend on the APS shall be paid on the
Dividend Payment Date therefor to the Holders as their names appear on the share books of the Fund on the Business Day next preceding such Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the share books of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

                  (c) (i) The dividend rate on the APS during the period from and after the Date of Original Issue thereof to and including the last day of the Initial Dividend Period therefor shall be equal to the rate per annum set forth with respect to such APS under "Des-ignation," above. For each Subsequent Dividend Period of any of the APS outstanding thereafter, the dividend rate on such APS shall be equal to the rate per annum that results from an Auction for such APS on the Auction Date next preceding such Subsequent Dividend Period; provided, however, that if an Auction for any subsequent Dividend Period of any other APS is not held for any reason or if a Failure to Deposit occurs and such failure has not been cured as set forth below prior to any succeeding subsequent Dividend Period thereof, then, subject to the next succeeding provision, the dividend rate on the APS for any such Subsequent Dividend Period shall be the Maximum Rate (as defined herein) for such APS on the Auction Date for such Subsequent Dividend Period; provided, further, however, that if any Failure to Deposit shall have occurred with respect to any of the APS during any Rate Period thereof, and prior to 12:00 noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with the next succeeding sentence or the Fund shall not have paid to the Auction Agent a late charge equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period on the APS, an amount computed by multiplying (x) 200% of the "AA" Composite Commercial Paper Rate (or Treasury Rate, if applicable) for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 365, and applying the rate obtained against the aggregate liquidation preference of the outstanding APS and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the APS, if any, for which Notice of Redemption has been given by the Fund pursuant to paragraph (b) of Section 3 of this Part I, an amount computed by multiplying
(x) 200% of the "AA" Composite Commercial Paper Rate (or Treasury Rate, if applicable) for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with the next succeeding sentence

(including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 365, and applying the rate obtained against the aggregate liquidation preference of the outstanding shares of APS to be redeemed. A Failure to Deposit with respect to the APS shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Auction Agent) with respect to any Rate Period if, not later than 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period the Fund shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on the APS and (B) without duplication, the Redemption Price for the APS, if any, for which Notice of Redemption has been given by the Fund pursuant to paragraph (b) of Section 3 of this Part I.

                         (ii) The amount of dividends per share payable on the
APS on any date on which dividends shall be payable on the APS shall be computed by multiplying the respective Applicable Rate or such APS in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period is a Rate Period, or is contained in Rate Period, of less than one year and 360 for all other Dividend Periods, and applying the rate obtained against $50,000.

                  (d) Any dividend payment made on the APS shall first be credited against the earliest accumulated but unpaid dividends due with respect to such APS.

                  (e) Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares ranking, as to the payment of dividends, on a parity with the APS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the APS through the most recent Dividend Payment Date for such APS. When dividends are not paid in full upon the APS through their most recent respective Dividend Payment Dates or upon the shares of any other class or series of shares ranking on a parity as to the payment of dividends with the APS through their most recent re-spective dividend payment dates, all dividends declared upon the APS and any other such class or series of shares ranking on a parity as to the payment of dividends with the APS shall be declared pro rata so that the amount of dividends declared per share on the APS and such other class or series of shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the APS and such other class or series of shares bear to each other (for purposes of this sentence, the amount of dividends declared per share shall be based on the Applicable Rate for such shares for the Dividend Periods during which dividends were not paid in full). Holders of the APS shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on the APS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the APS which may be in arrears, and, except to the extent set forth in subsection (c)(i) of this Section 2, no additional sum of money shall be payable in respect of any such arrearage.

                  (f) Dividends on the APS shall be designated as exempt-interest dividends up to the amount of tax-exempt income of the Fund, to the extent permitted by, and for purposes of, Section 852 of the Internal Revenue Code of 1986, as amended from time to time.

                  (g) The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the APS have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

            3. Redemption. (a)(i) Upon giving a Notice of Redemption, as provided below, the Fund at its option may redeem any of the APS, in whole or in part, on the Second Business Day next preceding any Dividend Payment Date applicable to those shares of APS called for redemption, out of funds legally available therefor, at the Optional Redemption Price; provided that during a Special Dividend Period of 365 days or more no share of APS will be subject to optional redemption during any Non-Call Period; provided, that any of the APS may not be redeemed in part if after such partial redemption fewer than 250 shares of such APS remain outstanding.

                         (ii) If fewer than all of the outstanding APS are to be
redeemed pursuant to subparagraph (a)(i) of this Section 3, the number of APS to be redeemed shall be determined by the Board of Trustees, and such shares shall be redeemed pro rata from the Holders of such APS in proportion to the number of such shares held by such Holders.

                         (iii) No APS shall be redeemed pursuant to
subparagraphs (a)(i) or (a)(ii) of this Section 3 unless, on the date on which the Fund intends to give notice of such redemption pursuant to paragraph (b) of this Section 3, (a) the Fund has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including the applicable premium, if any due to Holders of the APS by reason of the redemption of such shares on such redemption date and (b) Moody's Eligible Assets (if Moody's is then rating the APS) and S&P Eligible Assets (if S&P is then rating the APS) each at least equal the APS Basic Maintenance Amount, and would at least equal the APS Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, and on the date of redemption.

                         (iv) Subject to Section 3(g), the Fund shall redeem at
the Mandatory Redemption Price certain of the APS if the Fund fails to maintain the APS Basic Maintenance Amount or 1940 Act APS Asset Coverage in accordance with the requirements of the rating agency or agencies then rating the APS and such failure is not cured on or before the APS Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be. The number of APS to be redeemed shall be equal to the lesser of (i) the minimum number of APS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other Preferred Shares subject to redemption or retirement, would result in the satisfaction of the APS Basic Mainte-nance Amount or the 1940 Act APS Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of APS and other Preferred Shares the redemption of which would have such result, all the APS and Preferred Shares then outstanding shall be redeemed), and (ii) the maximum number of APS, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor. In determining the APS required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the APS Basic Maintenance Amount or the 1940 Act APS Asset coverage, as the case may be, pro rata among the APS and other Preferred Shares subject to redemption provisions similar to those contained in this subparagraph (a)(iv) of this
Section 3. The Fund shall effect such redemption not earlier than 20 days and not later than 40 days after such Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of APS and other Preferred Shares which are subject to redemption provisions similar to those contained in this subparagraph (a)(iv) of this Section 3 or the Fund otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Fund shall redeem those APS and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding APS are to be redeemed pursuant to this Section 3(a)(iv), the number of APS to be redeemed shall be redeemed pro rata from the Holders of such shares in proportion to the number of shares held by such Holders.

                  (b) The Fund is required to give 30 days Notice of Redemption. In the event the Fund obtains appropriate exemptive or no-action relief from the Securities and Exchange Commission, the number of days' notice required for a mandatory redemption may be reduced by the Board of Trustees of the Fund to as few as two Business Days if Moody's and S&P each has agreed in writing that the revised notice provision would not adversely affect its then-current ratings of the APS. The Auction Agent will use its reasonable efforts to provide telephonic notice to each holder of APS called for redemption not later than the close of business on the Business Day on which the Auction Agent determines the shares to be redeemed (as described above) (or, during the occurrence of a Failure to Deposit with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Fund). Such telephonic notice will be confirmed promptly in writing not later than the close of business on the third Business Day preceding the redemption date by notice sent by the Auction Agent to each holder of record of APS called for redemption, the Broker-Dealers and the Securities Depository. Every Notice of Redemption and other redemption notice with respect to APS will state: (1) the redemption date, (2) the number of APS to be redeemed, (3) the redemption price,
(4) that dividends on the APS to be redeemed will cease to accumulate as of such redemption date and (5) the provision of the APS Provisions pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all of the APS held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of APS to be redeemed from such Holder.

                  (c) Notwithstanding the provisions of paragraph (a) of this
Section 3, if any dividends on APS are in arrears, none of the APS shall be redeemed unless all outstanding APS are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any shares of such APS; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding APS pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding APS.

                  (d) Upon the deposit of funds sufficient to redeem the APS with the Auction Agent and the giving of Notice of Redemption under Paragraph
(b) of this Section 3, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Optional Redemption Price or Mandatory Redemption Price, as the case may be, but without any interest or other additional amount, except as provided in Section 2(c)(i) and in Section 12. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Optional Redemption Price or Mandatory Redemption Price, as the case may be, shall be paid by the Auction Agent to the Holders of the APS subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Optional Redemption Price of the APS called for redemption on such date and (ii) all other amounts to which Holders of the APS called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of the APS so called for redemption may look only to the Fund for payment of the Optional Redemption Price or Mandatory Redemption Price, as the case may be, and all other amounts to which they may be entitled. The Fund shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

            (e) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem the APS shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Fund may not have redeemed the APS for which a Notice of Redemption has been given, dividends may be declared and paid on the APS and shall include those APS for which a Notice of Redemption has been given.

            (f) All moneys paid to the Auction Agent for payment of the Optional Redemption Price or Mandatory Redemption Price, as the case may be, of the APS called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

            (g) In effecting any redemption pursuant to this Section 3, the Fund shall use its best efforts to comply with all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Massachusetts law, but shall effect no redemption except to the extent permitted by the 1940 Act and Massachusetts law.

            (h) In the case of any redemption pursuant to this Section 3, only whole APS shall be redeemed, and in the event that any provision of the Declaration of Trust would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

            4. Designation of Special Dividend Periods. (a) The Fund, at its option, may designate any succeeding Subsequent Dividend Period of the APS as a Special Dividend Period; provided, however, that such designation shall be effective only if (A) notice thereof shall have been given in accordance with paragraph (b) and clause (i) of paragraph (c) of this Section 4, (B) any Failure to Deposit that shall have occurred with respect to the APS during any Dividend Period shall have been cured in accordance with the provisions of the third sentence of paragraph (c)(i) of Section 2 of this Part I, (C) Sufficient Clearing Bids (as defined in Section 1 of Part II hereof) for such APS shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Special Dividend Period, (D) if any Notice of Redemption shall have been mailed by the Fund pursuant to paragraph (b) of
Section 3 of this Part I with respect to any of the APS, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent and
(E) in the event the Fund wishes to designate any succeeding Subsequent Dividend Period for such APS as a Special Dividend Period consisting of more than 28 Rate Period Days, the Fund has received written confirmation from S&P (if S&P is then rating the APS) and Moody's (if Moody's is then rating the APS) that such designation would not effect the rating then assigned by S&P and Moody's to such APS.

            (b) If the Fund proposes to designate any succeeding Subsequent Dividend Period of any of the APS as a Special Dividend Period of more than 28 Rate Period Days pursuant to paragraph (a) of this Section 4, not less than 20 nor more than 30 days prior to the date the Fund proposes to designate as the first day of such Special Dividend Period (which shall be such day that would otherwise be the first day of a Minimum Dividend Period), notice shall be (i) published or caused to be published by the Fund in a newspaper of general circulation to the financial community in The City of New York, New York, which carries financial news, and (ii) communicated by the Fund by telephonic or other means to the Auction Agent and confirmed in writing promptly thereafter. Each such notice shall state (A) that the Fund may exercise its option to designate a succeeding Subsequent Dividend Period of such APS as a Special Dividend Period, specifying the first day thereof and (B) that the Fund will by 11:00 A.M., New York City time, on the Second Business Day next preceding such date notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Fund shall specify the Special Dividend Period designated and the terms of the Specific Redemption Provisions, if any, or (y) its determination not to exercise such option.

            (c) No later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Dividend Period the Fund shall deliver to the Auction Agent either:

                  (i) a notice stating (A) that the Fund has determined to designate the next succeeding Dividend Period as a Special Dividend Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day or such Special Dividend Period, (C) the terms of the Specific Redemption Provisions, if any, (D) that such Special Dividend Period shall not commence if (1) on such Auction Date Sufficient Clearing Bids shall not exist (in which case the succeeding Rate Period shall be a Minimum Dividend Period) or (2) a Failure to Deposit shall have occurred prior to the first day of such Special Dividend Period and (E) the scheduled Dividend Payment Dates for such APS during such Special Dividend Period; provided that, if such Special

Dividend Period consists of more than 28 Rate Period Days, such notice will be accompanied by an APS Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Dividend Period, (1) Moody's Eligible Assets, assuming for the purposes of calculating Moody's Eligible Assets, in connection with an APS Basic Maintenance Report required to be prepared pursuant to this Section 4(c)(i), a Moody's Exposure Period of "eight weeks or less but greater than seven weeks" (if Moody's is then rating such APS) and (2) S&P Eligible Assets (if S&P is then rating such APS) each at least equal the APS Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that the Maximum Rate is the Maximum Rate on such Business Day as if such Business day were the Auction Date for the proposed Special Dividend Period); or

                  (ii) a notice stating that the Fund has determined not to exercise its option to designate a Special Dividend Period for such APS and that the next succeeding Dividend Period shall be a Minimum Dividend Period.

If the Fund fails to deliver either such notice with respected to any designation of any proposed Special Dividend Period to the Auction Agent by 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Dividend Period, the Fund shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Dividend Period to the effect set forth in clause (ii) of the preceding sentence.

            5. Voting Rights. (a) Except as otherwise provided in the Declaration of Trust or as otherwise required by law, (i) each Holder of APS shall be entitled to one vote for each of the APS held on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including APS, and of Common Shares shall vote together as a single class; provided that, at a meeting of the shareholders of the Fund held for the election of the trustees, the holders of outstanding Preferred Shares, including APS, represented in person or by proxy at said meeting, shall elect two trustees of the Fund, each Preferred Share, including each of the APS, entitling the holder thereof to one vote. Subject to paragraph (b) of this
Section 5,
the holders of outstanding Common Shares shall elect the balance of the trustees.

            (b) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including APS, would constitute a majority of the Board of Trustees as so increased by such smallest number, and the holders of Preferred Shares, including APS, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and class of capital shares of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

                  (i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding APS equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

                  (ii) if at any time holders of any other Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Fund.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 5 shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph (b) of Section 5.

            (c) (i) As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph (b) of this Section 5, the Fund shall notify the Auction Agent and the Auction Agent shall call a special meeting of such holders, by mailing a notice of special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Fund fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Fund), shall be entitled to elect the number of trustees prescribed in paragraph (b) of this Section 5 on a one-vote-per-share basis.

                  (ii) For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Certificate of Vote, by the other provisions of the Declaration of Trust, by statute or otherwise, no Holder shall be entitled to vote and no APS shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the Redemption Price for the redemption of such shares has been deposited in trust with the Auction Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in Section 3 of this Part I. None of the APS held by the Fund or any affiliate of the Fund shall have any voting rights or be deemed to be outstanding for voting or other purposes.

                  (iii) The terms of office of all persons who are Trustees of the Fund at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares, shall constitute the duly elected trustees of the Fund.

                  (iv) Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph (b) of this Section 5 shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph (b) of this Section 5 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 5.

            (d) (i) So long as any of the APS are outstanding, the Fund shall not, without the affirmative vote of the Holders of the Outstanding APS determined with reference to a "majority of outstanding voting securities" as that term is defined in Section 2(a)(42) of the 1940 Act (voting separately as one class): (a) authorize, create or issue any class or series of shares of beneficial interest ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, or increase the authorized amount of any series of APS (except that, notwithstanding the foregoing, but subject to the provisions of Section 13, the Board of Trustees, without the vote or consent of the Holders of APS, may from time to time authorize and create, and the Fund may from time to time issue, classes or series of Preferred Shares, including APS, ranking of a parity with the APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, subject to continuing compliance by the Fund with 1940 Act APS Asset Coverage and APS Basic Maintenance Amount requirements, provided that the Fund obtains written confirmation from Moody's (if Moody's is then rating APS) and S&P (if S&P is then rating APS) that the issuance of such class or series would not impair the rating then assigned by such rating agency to the APS), (b) amend, alter or repeal the provisions of the Declaration of Trust, including this Certificate of Vote, whether by merger, consolidation or otherwise, so as to affect any preference, right or power of such APS or the Holders thereof; provided that (i) none of the actions permitted by the exception to (a) above will be deemed to affect such preferences, rights or powers and (ii) the authorization, creation and issuance of classes or series of shares ranking junior to the APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, will be deemed to affect such preferences, rights or powers only if Moody's or S&P is then rating the APS and such issuance would, at the time thereof, cause the Fund not to satisfy the 1940 Act APS Asset Coverage or the APS Basic Maintenance Amount, or (c) file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent.

                  (ii) The Board of Trustees, without the vote or consent of the Holders of APS, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the APS or the Holders thereof, provided the Board of Trustees receives written confirmation from Moody's (such confirmation being required to be obtained only in the event Moody's is rating the APS and in no event being required to be obtained in the case of the definitions of Deposit Securities, Discounted Value and Receivables for Florida Municipal Securities Sold as such terms apply to S&P Eligible Assets, Dividend Coverage Amount, Dividend Coverage Assets, Minimum Liquidity Level, S&P Discount Factor, S&P Eligible Assets, S&P Exposure Period and Valuation Date as such term applies to the definitions of Dividend Coverage Amount, Dividend Coverage Assets and Minimum Liquidity Level) and S&P (such confirmation being required to be obtained only in the event S&P is rating the APS and in no event being required to be obtained in the case of the definitions of Discounted Value and Receivables for Florida Municipal Securities Sold as such terms apply to Moody's Eligible Assets, Mood's Discount Factor, Moody's Eligible Asset and Moody's Exposure Period) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's or S&P, as the case my be, to the APS (provided that, with respect to the Maximum Rate, such amendment or alteration shall not, in any event, cause the Maximum Rate to fall below the Maximum Rate that would have resulted absent such amendment or alteration):

       APS Basic
         Maintenance Amount
       APS Basic
         Maintenance Cure Date
       APS Basic
         Maintenance Report
       Deposit Securities
       Discounted Value
       Dividend Coverage Amount
       Dividend Coverage Assets
       Market Value
       Maximum Potential
         Gross-up
         Payment Liability
       Maximum Rate
       Minimum Liquidity Level
       Moody's Discount Factor
       Moody's Eligible Asset
       Moody's Exposure Period
       1940 Act Cure Date
       1940 Act APS
         Asset Coverage
       Quarterly Valuation Date
       Receivables for Florida
         Municipal Securities Sold
       S&P Discount Factor
       S&P Eligible Asset
       S&P Exposure Period
       Valuation Date

            (e) Unless otherwise required by law, the Holders of the APS shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of the APS shall have no preemptive rights or rights to cumulative voting. In the event that the Fund fails to pay any dividends on the APS, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 5.

            (f) Unless a higher percentage is provided for in the Declaration of Trust, the affirmative vote of the Holders of a majority of the outstanding APS, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Fund under
Section 13(a) of the 1940 Act. In the event a vote of

Holders of APS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Fund shall, not later than ten Business days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the APS) and S&P (if S&P is then rating the APS) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. In addition, the Fund shall notify Moody's (if Moody's is then rating the APS) and S&P (if S&P is then rating the APS) of the results of any vote described in the proceeding sentence.

                  (g) Right to Vote with Respect to Certain Other Matters. The affirmative vote of the holders of a majority (unless a higher percentage vote is required under the Declaration of Trust or under this Certificate of Vote) of the outstanding APS, voting as a separate class, is required with respect to any matter that materially affects the APS in a manner different from that of other series of classes of the Fund's shares, including without limitation any proposal to do the following: (1) increase or decrease the aggregate number of authorized shares of the series; (2) effect an exchange, reclassification, or cancellation of all or part of the shares of the series; (3) effect an exchange, or create a right of exchange, of all or any part of the shares of the series;
(4) change the rights or preferences of the shares of the series; (5) change the shares of the series, whether with or without par value, into the same or a different number of shares, either with or without par value, of the same or another class or series; (6) create a new class or series of shares having rights and preferences prior or superior to the shares of the series; or (7) cancel or otherwise affect distributions on the shares of the series that have accrued but have not been declared. To the extent that the interests of a series of APS affected by a matter are substantially identical to the interests of another series of APS affected by such matter (e.g., a vote of shareholders required under Section 13(a) of the 1940 Act), each such series shall vote together collectively as one class. The vote of holders of APS described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and APS necessary to authorize the action in question.

            6. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of the APS then outstanding shall be entitled to receive and to be paid out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the APS upon dissolution, liquidation or winding up, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for the APS shall be $50,000 per share, plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to the date of final distribution in same-day funds, together with any payments required to be made pursuant to
Section 12 in connection with the liquidation of the Fund.

                  (b) Neither the sale of all or substantially all the property or business of the Fund, nor the merger or consolidation of the Fund into or with any other corporation into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 6.

                  (c) After the payment to the Holders of the APS of the full preferential amounts provided for in this Section 6, the Holders of the APS as such shall have no right or claim to any of the remaining assets of the Fund.

                  (d) In the event the assets of the Fund available for distribution to the Holders of the APS upon any dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (a) of this Section 6, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the APS with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the APS, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                  (e) Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the APS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the APS as provided in paragraph (a) of this Section 6, but not prior thereto, any other series or class or classes of shares ranking junior to the APS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the APS shall not be entitled to share therein.

            7. Auction Agent. For so long as any of the APS is outstanding, the Auction Agent, duly appointed by the Fund to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the fund and its affiliates (which, however, may engage or have engaged in business transactions with the Fund or its affiliates) and at no time shall the Fund or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any of the APS is outstanding, the Board of Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

            8. 1940 Act APS Asset Coverage. The Fund shall maintain, as of the last Business Day of each month in which any of the APS is outstanding, the 1940 Act APS Asset Coverage.

            9. APS Basic Maintenance Amount. (a) So long as APS are Outstanding, the Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount (if S&P is then rating the APS) and (ii) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount (if Moody's is then rating the APS). In managing the Fund's portfolio, the Adviser will not alter the composition of the Fund's portfolio if, in the reasonable belief of the Adviser, the effect of any such alteration would be to cause the Fund to have Eligible Assets with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the APS Basic Maintenance Amount as of such Valuation Date; provided, however, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of the Fund's Eligible Assets exceeded the APS Basic Maintenance Amount by five percent or less, the Adviser will not alter the composition of the Fund's portfolio in a manner reasonably expected to reduce the aggregate Discounted Value of the Fund's Eligible Assets unless the Corporation shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of the Fund's Eligible Assets would exceed the APS Basic Maintenance Amount.

                  (b) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Fund fails to satisfy the APS Basic Maintenance Amount, and on the third Business Day after the APS Basic Maintenance Cure Date with respect to such Valuation Date, the Fund shall complete and deliver to S&P (if S&P is then rating the APS), Moody's (if Moody's is then rating the APS) and the Auction Agent (if either S&P or Moody's is then rating the APS) an APS Basic Maintenance report as of the date of such failure or such APS Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Fund mails to the Auction Agent for delivery on the next Business Day the full APS Basic Maintenance Report. The Fund shall also deliver an APS Basic Maintenance Report to S&P (if S&P is then rating the APS), and the Auction Agent (if S&P is then rating the APS) as of (i) the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and
(ii) the last Business Day of each month, in each case on or before the third Business Day after such day. The Fund will also deliver an APS Basic Maintenance Report to Moody's on any Valuation Date that (i) the Discounted Value of Moody's Eligible Assets is greater than the APS Basic Maintenance Amount by 5% or less or (ii) on any date which the Fund redeems Common Shares. A failure by the Fund to deliver an APS Basic Maintenance Report under subparagraph (b) of this
Section 9 shall be deemed to be delivery of an APS Basic Maintenance Report indicating the Discounted Value for all assets of the Fund is less than the APS Basic Maintenance Amount, as of the relevant Valuation Date.

                  (c) Within ten Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph (b) of this Section 9 relating to a Quarterly Valuation Date, the Fund shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the APS), Moody's (if Moody's is then rating the APS), and the Auction Agent (if either S&P or Moody's is then rating the APS) (i) the mathematical accuracy of the calculations reflected in such Report (and in any other APS Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Fund during the quarter ending on such Quarterly Valuation Date) and (ii) that, in such Report (and in such randomly selected Report), the Fund determined in accordance with this Certificate of Vote whether the Fund had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly-selected Report), S&P Eligible Assets (if S&P is then rating the APS) of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount and Moody's Eligible Assets (if Moody's is then rating the APS) of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount (such confirmation being herein called the "Accountant's Confirmation").

                  (d) Within ten Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph (b) of this Section 9 relating to any Valuation Date on which the Fund failed to satisfy the APS Basic Maintenance Amount, and relating to the APS Basic Maintenance Cure Date with respect to such failure to satisfy the APS Basic Maintenance Amount, the Fund shall cause the Independent Accountant to provide to S&P (if S&P is then rating the APS), Moody's (if Moody's is then rating the APS) and the Auction Agent (if either S&P or Moody's is then rating the APS) an Accountant's Confirmation as to such APS Basic Maintenance Report.

                  (e) If any Accountant's Confirmation delivered pursuant to subparagraph (c) or (d) of this Section 9 shows that an error was made in the APS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted

Value for the aggregate of all S&P Eligible Assets (if S&P is then rating the APS) or Moody's Eligible Assets (if Moody's is then rating the APS), as the case may be, of the Fund was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund, and the Fund shall accordingly amend and deliver the APS Basic Maintenance Report to S&P (if S&P is then rating the APS), Moody's (if Moody's is then rating the APS) and the Auction Agent (if either S&P or Moody's is then rating the APS) promptly following receipt by the Fund of such Accountant's Confirmation.

                  (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the APS, the Fund shall complete and deliver to S&P (if S&P is then rating the APS) and to Moody's (if Moody's is then rating the APS), an APS Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Fund shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the APS) and to Moody's (if Moody's is then rating the APS) (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the amount of S&P Eligible Assets or Moody's Eligible Assets, as the case may be, reflected thereon, equals or exceeds the APS Basic Maintenance Amount reflected thereon.

            10. Minimum Liquidity Level. So long as S&P is rating the APS, the Fund shall have, as of each Valuation Date, Dividend Coverage Assets, with respect to each then Outstanding APS, having a value not less than the Dividend Coverage Amount with respect to such share (the "Minimum Liquidity Level"). If, as of each Valuation Date, the Fund does not have the required Dividend Coverage Assets, the Fund shall, as soon as practicable, adjust its portfolio in order to meet the Minimum Liquidity Level, but only so long as S&P is rating the APS. So long as S&P is rating the APS, the Fund shall notify S&P on any Valuation Date which the Fund does not have the required Dividend Coverage Assets and does not adjust its portfolio as described in the immediately preceding sentence.

            11. Restrictions on Certain Distributions. For so long as any of the APS is Outstanding, and except as set forth in Sections 2(e) and 6(d) of this
Part I,

(A) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund raking junior to or on a parity with the APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund raking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on the APS through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Fund has redeemed the full number of APS required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) if either Moody's or S&P is rating the APS, the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Fund raking junior to the APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets and S&P Eligible Assets would each at least equal the APS Basic Maintenance Amount.

            12. Additional Dividends. If the Fund retroactively allocates any net capital gains or other income taxable for federal income tax purposes to the APS without having given advance notice thereof to the Auction Agent as provided in Section 6 of Part II by reason of the fact that such allocation is made as a result of (i) the realization of net capital gains or other income taxable for federal income tax purposes, (ii) the redemption of all or a portion of the outstanding APS or (iii) the liquidation of the Fund (such allocation being referred to herein as a "Retroactive Taxable Allocation"), the Fund will simultaneously, if practicable, with such allocation but in no event later than 270 days after the end of the Fund's taxable year in which a Retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and to each Holder of such shares during such taxable year at such Holder's address as the same appears or last appeared on the share books of the Fund. Such Holders of such shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, dividends in an amount equal to the aggregate Additional Dividends with respect to all Retroactive Taxable Allocations made to such shares during the taxable year in question, such dividends to be payable by the Fund to the Auction Agent, for distribution to such Holders, within 30 days after the notice described above is given to the Auction Agent.

            13. Certain Other Restrictions. (a) For so long as any of the APS is outstanding and Moody's is then rating such shares, the Fund will not, unless it has received written confirmation from Moody's that any such action would not impair the ratings then assigned by Moody's to the APS, engage in any one or more of the following transactions:

                        (i) transactions in options on securities, futures contracts or options on futures contracts except that in connection with Moody's Hedging Transactions: (A) the Fund may buy call or put option contracts on securities; (B) the Fund may write covered call options on securities; and (C) the Fund may write put options on securities. For purposes of valuation of Moody's Eligible Assets: (A) if the Fund writes a call option, the underlying asset will be valued as follows: (1) if the option is exchange-traded and may be offset readily or if the option expires before the earliest possible redemption of the APS, at the lower of the Dis-counted Value of the underlying security of the option and thee exercise price of the option or (2) otherwise, it has no value; (B) if the Fund writes a put option, the underlying asset will be valued as follows: the lesser of (1) exercise price and (2) the Discounted Value of the underlying security, and
(iii) call or put option contracts which the Fund buys have not value. For so long as APS are rated by Moody's: (A) the Fund will not engage in options and futures transactions for leveraging or speculative purposes; (B) the Fund will not write or sell any anticipatory contracts pursuant to which the Fund hedges the anticipated purchase of an asset prior to completion of such purchase; (C) the Fund will not enter into an option or futures transaction unless, after giving effect thereto, the Fund would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount; (D) the Fund will not enter into an option or futures transaction unless after giving effect to such transaction the Fund would continue to be in compliance with the provisions relating to the APS Basic Maintenance Amount; (E) for purposes of the APS Basic Maintenance Amount (1) assets in margin accounts are not Moody's Eligible Assets, (2) 10% of the settlement price of assets sold under a futures contract, the settlement price of assets purchased under a futures contract, the settlement price of an underlying futures contract if the Fund writes put options on futures contracts will constitute liabilities of the Fund and (3) if the Fund writes call options on futures contracts and does not own the underlying futures contract, 105% of the Market Value of the underlying futures contract will constitute a liability of the Fund; (F) the Fund shall enter into only exchange-traded futures and shall write only exchange-traded options on exchanges approved by Moody's; (G) where delivery may be made to the Fund with any of a class of securities, the Fund shall assume for purposes of the APS Basic Maintenance Amount that it takes delivery of that security which yields it the least value; (H) the Fund will not engage in forward contracts; (I) the Fund will enter into futures contracts as seller only if it owns the underlying security; and (J) there shall be a quarterly audit made of the Fund's futures and options transactions by the Fund's independent accountants to confirm that the Fund is in compliance with these standards; or

                        (ii) incur any indebtedness, without prior written approval of Moody's that such indebtedness would not adversely affect the then current rating by Moody's of the APS except that the Fund may, without obtaining the written confirmation described above, incur indebtedness for the purpose of clearing securities transactions if the APS Basic Maintenance Amount would continue to be satisfied after giving effect to such indebtedness; provided, however, that any such indebtedness shall be repaid within 60 days and will not be extended or renewed; or

                        (iii) issue any class or series of shares ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund, or reissue any APS previously purchased or redeemed by the Fund; or

                        (b) For so long as any of the APS is outstanding and S&P is rating such shares, the Fund will not, unless the Fund has received written confirmation from S&P that any such action would not impair the rating then assigned by such rating agency to the APS, engage in any one or more of the following transactions:

                        (i) transactions in any reverse repurchase agreements;
or

                        (ii) lend portfolio securities; or

                        (iii) borrow money, except that the Fund may, without obtaining the written confirmation described above, borrow money for the purposes of clearing securities transactions if the APS Basic Maintenance Amount would continue to be satisfied after giving effect to such borrowing; or

                        (iv) issue any class or series of shares ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund, or reissue any APS previously purchased or redeemed by the Fund, or merge or consolidate with any corporation; or

                        (v) engage in repurchase agreement transactions in which the term of such repurchase obligation is longer than 90 days, in which the underlying security is a security other than United States treasury securities (not inclusive of zero-coupon securities), demand deposits, certificate of deposits or bankers acceptance in which the counter-party or its affiliates have securities rated A1+ by S&P with respect to such underlying security; or

                        (vi) engage in short sale transactions; or

                        (vii) purchase or sell futures contracts or options thereon or write uncovered put or uncovered call options on portfolio securities except that (A) the Fund may engage in any S&P Hedging Transactions based on the Municipal Index, provided that the Fund shall not engage in any S&P Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Fund at the time of such transaction to own or have sold the least of (1) more than 1,000 outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on the Municipal Index and on the Treasury Bonds exceeding in number 25% of the quotient of the fair market value of the Fund's total assets divided by 100,000 or (3) outstanding futures contract based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the month prior to the time of effecting such transaction as reported by The Wall Street Journal and (B) the Fund may engage in S&P Hedging Transactions based on Treasury Bonds, provided that the Fund shall not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Fund at the time of such transaction to own or have sold the lesser of (1) outstanding futures contracts based on Treasury Bonds and on the Municipal Index exceeding in number 25% of the quotient of the fair market value of the Fund's total assets divided by 100,000 or (2) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the month prior to the time of effecting such transaction as reported by The Wall Street Journal. For so long as the APS are rated by S&P, the Fund will engage in Closing Transactions to close out any outstanding futures contracts which the Fund owns or has sold or any outstanding option thereon owned by the Fund in the event (A) the Fund does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount on two consecutive Valuation Dates and (B) the Fund is required to pay Variation Margin on the second such Valuation Date. For so long as the APS are rated by S&P, the Fund will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Fund holds securities deliverable under such terms. For purposes of determining S&P Eligible Assets to determine compliance with the APS Basic Maintenance Amount, no amounts on deposit with the Fund's custodian or broker representing Initial Margin or Variation Margin shall constitute S&P Eligible Assets. For so long as the APS are rated by S&P, when the Fund writes a futures contract or option thereon, it will maintain an amount of cash, cash equivalents or short-term, money market securities in a segregated account with the Fund's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of the Fund's broker equals the fair market value of the futures contract, except that in the event the Fund writes a futures contract or option thereon which requires delivery of an underlying security, the Fund shall hold such underlying security.

            14. Notice. All notices or communications, unless otherwise specified in the By-Laws of the Fund or this Certificate of Vote, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

            15. Definitions. As used in Parts I and II hereof, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  (a) "'AA' Composite Commercial Paper Rate," on any date for any Rate Period, shall mean (i) (A) in the case of any Minimum Dividend Period or any Rate Period between 7 and 28 Rate Period Days, the interest equivalent of the 30-day rate; provided, however, in the case of any Minimum Dividend Period of 7 days or any Rate Period with 7 Rate Period Days and the "AA" Composite Commercial Paper Rate is being used to determine the Applicable Rate when all of the Outstanding APS are sub-ject to Submitted Hold Orders, then the interest equivalent of the 7-day rate, and (B) in the case of any Rate Period with more than 28 Rate Period Days, the interest equivalent of the 180-day rate, on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Fund to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Fund does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

                  (b) "Accountant's Confirmation" shall have the meaning set forth in paragraph (c) of Section 9 of this Part I.

                  (c) "Additional Dividends" means payment to a Holder of APS of an amount which, when taken together with the aggregate amount of Retroactive Taxable Allocations made to such Holder with respect to the taxable year in question, would cause such Holder's dividends in dollars (after federal income tax consequences) from the aggregate of both the Retroactive Taxable Allocations and the Additional Dividends to be equal to the dollar amount of the dividends which would have been received by such Holder if the amount of the aggregate Retroactive Taxable Allocations would have been excludable from the gross income of such Holder. State taxes imposed on the Additional Dividends, however, may reduce the amount of after tax cash a holder would have had if there were no Retroactive Taxable Allocation. Such Additional Dividends shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder of APS is subject to the federal alternative minimum tax with respect to dividends received from the Fund; and (iii) assuming that each Retroactive Taxable Allocation would be taxable in the hands of each Holder of APS at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate, whichever is greater, in effect during the taxable year in question.

                  (d) "Anticipation Notes" means the following Florida municipal securities: tax anticipation notes, revenue anticipation notes and tax and revenue anticipation notes.

                  (e) "Applicable Rate" shall have the meaning specified in subparagraph (c)(i) of Section 2 of this Part I.

                  (f) "APS Basic Maintenance Amount," as of any Valuation Date, shall mean the dollar amount equal to the sum of (i)(A) the product of the number of APS Outstanding on such date multiplied by $50,000; (B) the aggregate amount of dividends that will have accumulated at the Applicable Rate (whether or not earned or declared) to (but not including, the first respective Dividend Payment Dates for each of the APS Outstanding that follow such Valuation Date;
(C) the amount equal to the Projected Dividend Amount (based on the number of APS Outstanding on such date); (D) the amount of anticipated expenses of the Fund for the 90 days subsequent to such Valuation Date; (E) the amount of the Fund's Maximum Potential Additional Dividend Liability as of such Valuation Date; (F) the amount of any premium payable pursuant to a Premium Call Period; and (G) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(F) (including, without limita-tion, any amounts described in Section 13 of Part I as required to be treated as liabilities in connection with the Fund's transactions in futures and options and including any payables for Florida municipal securities purchased as of such Valuation Date) less (ii) either (A) the face value of any of the Fund's assets irrevocably deposited by the Fund for the payment of any of (i)(A) through
(i)(G) if such assets mature prior to or on the date of payment of the liability for which such assets are deposited and are either securities issued or guaranteed by the United States Government or have a rating assigned by Moody's of P-1, VMIG-1 or MIG-1 (or, with respect to S&P, SP-1+ or A-1+) or (B) the Discounted Value of such assets. For purposes of the APS Basic Maintenance Amount in connection with S&P's ratings of the APS, with respect to any transactions by the Fund in futures contracts, the Fund shall include as liabilities (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Fund plus (ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Fund. For purposes of the APS Basic Maintenance Amount in connection with Moody's rating of the APS, with respect to any transactions by the Fund in securities options, the Fund shall include as liabilities (i) 10% of the exercise price of a call option written by the Fund and (ii) the exercise price of any written put option.

                  (g) "APS Basic Maintenance Cure Date," with respect to the failure by the Fund to satisfy the APS Basic Maintenance Amount (as required by paragraph (a) of Section 9 of this Part I) as of a given Valuation Date, shall mean the third Business Day following such Valuation Date.

                  (h) "APS Basic Maintenance Report" shall mean a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Fund which sets forth, as of the related Valuation Date, the assets of the Fund, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the APS Basic Maintenance Amount.

                  (i) "Auction" shall mean each periodic implementation of the Auction Procedures.

                  (j) "Auction Agency Agreement" shall mean the agreement between the Fund and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for the APS so long as the Applicable Rate for such APS is to be based on the results of an Auction.

                  (k) "Auction Agent" shall mean the entity appointed as such by a resolution of the Board of Trustees in accordance with Section 7 of this Part I.

                  (l) "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period initially, Tuesday, January 19, 1993 and thereafter each July 19 and January 19, subject to change as set forth herein.

                  (m) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

                  (n) "Board of Trustees" shall mean the Board of Trustees of the Fund or any duly authorized committee thereof.

                  (o) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

                  (p) "Closing Transactions" means the termination of a futures contract or option position by taking an equal position opposite thereto in the same delivery month as such initial position being terminated.

                  (q) "Commercial Paper Dealers" shall mean Goldman, Sachs Money Markets, L.P., Lehman Commercial Paper Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney, Harris Upham & Co. or, in lieu of any thereof, their respective affiliates or successors, if such entity is a commercial paper dealer.

                  (r) "Common Shares" shall mean the common shares of beneficial interest, par value $.01 per share, of the Fund.

                  (s) "Cure Date" shall mean the APS Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

                  (t) "Date of Original Issue," with respect to the APS, shall mean the date on which the Fund initially issued such APS.

                  (u) "Deposit Securities" shall mean cash and Florida municipal securities rated at least A-1+ or SP-1+ by this Part I, such Florida municipal securities shall be considered "Deposit Securities" only if they are also rated P-1, MIG-1 or VMIG-1 by Moody's.

                  (v) "Discount Value" shall mean (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with respect to a Moody's Eligible Asset, the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor, provided that with respect to a Moody's Eligible Asset, Discounted Value shall not exceed the par value of such Asset at any time.

                  (w) "Dividend Coverage Amount," as of any Valuation Date, shall mean, with respect to each of the APS, (i) the aggregate amount of dividends that will accumulate on such APS to (but not including) the first Dividend Payment Date for such share that follows such Valuation Date plus any liabilities that will become payable prior to or on such payment date, less (ii) the combined value of Deposit Securities irrevocably deposited for the payment of dividends on such APS and Receivables for Florida Municipal Securities Sold which become due prior to the Dividend Payment Date and interest with respect to Florida municipal securities which is payable to the Fund prior to the Dividend Payment Date.

                  (x) "Dividend Coverage Assets," as of any Valuation Date, shall mean, with respect to each of the APS, Deposit Securities with maturity or tender dates not later than the day preceding the first Dividend Payment Date for such share that follows such Valuation Date and having a value not less than the Dividend Coverage Amount with respect to such share.

                  (y) "Dividend Payment Date," with respect to the APS, shall mean any date on which dividend on such APS are payable pursuant to the provisions of paragraph (b) of Section 2 of this Part I.

                  (z) "Dividend Period," with respect to the APS, shall mean the period from and including the Date of Original Issue of such APS to but excluding the initial Dividend Payment Date for such APS and any period thereafter from and including one Dividend Payment Date for such APS to but excluding the next succeeding Dividend Payment Date for such APS.

                  (aa) "Fund" shall mean Van Kampen Merritt Trust For Investment Grade Florida Municipals, a Massachusetts business trust, which is the issuer of the APS.

                  (bb) "Failure to Deposit," with respect to the APS, shall mean a failure by the Fund to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for such APS, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any Dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any of the APS or (B) on the Business Day next preceding any redemption date in the funds available on such redemption date for such APS in the The City of New York, New York, the Redemption Price to be paid on such redemption date for the APS after notice of redemption is given pursuant to paragraph (b) of Section 3 of this Part I.

                  (cc) "Holder," with respect to the APS, shall mean the registered holder of such APS as the same appears on the share books of the Fund.

                  (dd) "Independent Accountant" shall mean a nationally recognized accountant, or firm of accountants, that is with respect to the Fund an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

                  (ee) "Initial Dividend Period," with respect to the APS, shall mean the period from and including the Date of Original Issue thereof to but excluding the initial Dividend Payment Date which occurs in a month which contains the first schedules Auction Date of the APS.

                  (ff) "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on a an equivalent interest bearing security.

                  (gg) "Initial Margin" means the amount of cash or securities deposited with a custodian for the benefit of a futures commission merchant as a good-faith deposit at the time of the initiation of a purchase or sale position with respect to a futures contract or a sale position with respect to an option position thereon.

                  (hh) "Market Value" of any asset of the Fund shall mean the market value thereof determined by the Pricing Service designated from time to time by the Board of Trustees. Market Value of any asset shall include any interest accrued thereon. The Pricing Service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotation are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of yields or prices of municipal bonds of comparable quality, type or issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques and/or a matrix system to determine valuation.

                  (ii) "Mandatory Redemption Price" means $50,000 per share of APS plus an amount equal to accumulated but unpaid dividends thereon to the date fixed for redemption (whether or not earned or declared).

                  (jj) "Master Purchaser's Letter" has the meaning specified in
Section 1 of Part II hereof.

                  (kk) "Maximum Potential Additional Dividends Liability," as of any Valuation Date, shall mean the aggregate amount of the Additional Dividends that would be due if the Fund were to make Retroactive Taxable Allocations, with respect to any fiscal year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Fund, as of the end of the calendar month immediately preceding such Valuation Date, and assuming such Additional Dividends are fully taxable.

                  (ll) "Minimum Liquidity Level" shall have meaning set forth in
Section 10 of this Part I.

                  (mm) "Minimum Dividend Period" shall mean with respect to the APS, any Rate Period consisting of 28 Rate Period Days.

                  (nn) "Moody's" shall mean Moody's Investors Services, Inc., a Delaware corporation, and its successors.

                  (oo) "Moody's Discount Factor" shall mean, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below:

                                                                                 Rating Category
                                              ------------------------------------------------------------------------------------
Exposure Period                               Aaa(1)     Aa(1)     A(1)     Baa(2)   Other(2)   (V)MIG-1(1),(3),(4)   SP-1+(2),(4)
---------------                               ------     -----     ----     ------   --------   -------------------   ------------
7 weeks .................................      151%      159%      168%      202%      229%            136%               145%
8 weeks or less but greater
  than seven weeks ......................      154       154       173       205       235             137                149
9 weeks or less but greater
  than eight weeks ......................      158       159       179       209       242             138                150

----------
(1)   Moody's rating.
(2) Florida municipal securities not rated by Moody's but rated BBB or BBB+ by S&P.
(3) Florida municipal securities rated MIG-1 or VMIG-1 or, if not rated by Moody's rated SP-1+ by S&P which do not mature or have a demand feature at par exercisable within the Moody's Exposure Period and which do not have a long-term rating.
(4) For the purposes of the definition of Moody's Eligible Assets, these securities will have an assumed rating of "A" by Moody's.

            Notwithstanding the foregoing, (i) no Moody's Discount Factor will be applied to short-term Florida municipal securities so long as such Florida municipal securities are rated at least MIG-1,VMIG-1 Or P-1 by Moody's and mature or have a demand feature at par exercisable within Moody's Exposure Period and the Moo-dy's Discount Factor for such Florida municipal securities will be 125% as long as such Florida municipal securities are rated at least A-1+/AA Or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period and (ii) no Moody's Discount Factor will be applied to cash or Receivables for Florida Municipal Securities Sold.

                  (pp) "Moody's Eligible Asset" shall mean cash, Receivables for Florida Municipal Securities Sold or a Florida municipal security that (i) pays interest in cash, (ii) is publicly rated Baa or higher by Moody's or, if not rated by Moody's but rated by S&P, is rated at least BBB of S&P (provided that, for purposes of determining the Moody's Discount Factor applicable to any such S&P-rated municipal security, such municipal security (excluding any short-term Florida municipal security) shall be deemed to have Moody's rating which is one full rating category lower than its S&P rating), (iii) does not have its Moody's rating suspended by Moody's; and (iv) is part of an issue Florida municipal securities of at least $10,000,000. Florida municipal securities issued by any one issuer and rated BBB by S&P may comprise no more than 4% of total Moody's Eligible Assets; such BBB-rated Florida municipal securities, if any, together with any Florida municipal securities issued by the same issuer and rated Baa by Moody's or A by S&P, may comprise no more than 6% of total Moody's Eligible Assets; such BBB, Baa and A-rated Florida municipal securities, if any, together with Florida municipal securities issued by the same issuer and rated A by Moody's or AA by S&P, may comprise no more than 10% of total Moody's Eligible Assets; and such BBB, Baa, A and AA-rated Florida municipal securities, if any together with any Florida municipal securities issued by the same issuer and rated Aa by Moody's or AAA by S&P, may comprise no more tham 20% of total Moody's Eligible Assets. For purposes of the foregoing sentence, any Florida municipal security backed by the guaranty, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party of the issuance of such third party credit is the sole determinant of the rating on such Florida municipal security. Florida municipal securities classified within one issue type concentration and rated BBB by S&P may comprise no more than 12% of Moody's Eligible Assets; such BBB-rated Florida municipal securities, if any, together with any Florida municipal securities in the same issue type and rated Baa by Moo-dy's or A by S&P may comprise no more than 20% of Moody's Eligible Assets; such BBB, Baa and A-rated Florida municipal securities, if any, together with Florida municipal securities in the same issue type and rated A by Moody's or AA by S&P may comprise no more than 40% of Moody's Eligible Assets and such BBB, Baa, A and AA-rated Florida municipal securities, if any, together with any Florida municipal securities in the same issue type and rated Aa by Moody's or AAA by S&P, may comprise no more than 60% of Moody's Eligible Assets. For purposes of the issue type concentration requirement described above, Florida municipal securities will be classified within one of the following categories: health care issues (teaching and non-teaching hospitals, public and private), housing issues (single-and multi-family), educational facilities issues, public and private school(s), student loan issues, resource recovery issues, transportation issues (mass transit, airport and highway bonds), industrial development bond issues, utility issues (water, sewer and electricity), general obligation issues, lease obligations, escrowed bonds and other issues ("Other Issues") (includes special obligations to crossover, excise and sales tax revenue, recreation revenue, special assessment and telephone revenue bonds only) not failing within one of the aforementioned categories. In no event shall (a) more than 10% of Moody's Eligible Assets consist of Student Loan issues, (b) more than 10% of Moody's Eligible Assets consist of resource recovery issues of (c) more than 10% of Moody's Eligible Assets consist of Other Issues. Florida municipal securities issued by issuers located within a single county and rated BBB by S&P may comprise no more than 12% of total Moody's Eligible Assets; such BBB-rated Florida municipal securities, if any, together with Florida municipal securities issued by issuers located within the same county and rated Baa by Moody's or A by S&P may comprise no more than 20% of total Moody's Eligible Assets; such BBB, Baa and A-rated Florida municipal securities, if any, together with Florida municipal securities issued by issuers located within the same county and rated A by Moody's or AA by S&P, may comprise no more than 40% of total Moody's Eligible Assets; such BBB, Baa, A and AA-rated Florida municipal securities, if any, together with Florida municipal securities issued by issuers located within the same county and rated Aa by Moody's or AAA by S&P, may comprise no more than 60% of total Moody's Eligible Assets. The single county limitations set forth in the immediately preceding sentence apply to general.

obligation bonds only. For purposes of applying the foregoing requirements, a Florida municipal security shall be deemed to be rated BBB by S&P if rated BBB or BBB+ by S&P. For purpose of minimum issue size, maximum underlying obligor, maximum issue type concentration and maximum county concentration, Moody's Eligible Assets shall be calculated without including cash and Florida municipal securities rated MIG-1 or VMIG-1 or, if not rated by Moody's, rated SP-1 by S&P, which either mature or a have demand feature at par exercisable within the Moody's Exposure Period. Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the APS Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Moody's Eligible Asset if the long-term debt of such agreement has a term of 30 days or less; otherwise the Discounted Value of such asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets. Florida municipal securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such Florida municipal securities.

                  Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(G) under the definition of APS Basic Maintenance Amount or its if subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (a) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Fund will not affect the status of such asset as a Moody's Eligible Asset, (b) Liens for taxes that are not then due payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Fund by Van Kampen Merritt Investment Advisory Corp., the Administrator. State Street Bank and Trust Company or the Auction Agent and (d) Liens by virtue of any repurchase agreement.

                  (qq) "Moody's Exposure Period" shall mean the period commencing on a given Valuation Date and ending 46 days thereafter.

                  (rr) Moody's Hedging Transactions" shall mean transactions in options on securities, futures contracts based on the Municipal Index or Treasury Bonds and options on such contracts.

                  (ss) "Municipal Index" shall mean The Bond Buyer Municipal Bond Index.

                  (tt) "1940 Act" shall mean the Investment Company of 1940, as amended from time to time.

                  (uu) "1940 Act APS Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are stock, including all outstanding APS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of closed-end investment company as a condition of declaring dividends on its common stock).

                  (vv) "1940 Act Cure Date," with respect to the failure by the Fund to maintain the 1940 Act APS Asset Coverage (as required by Section 8 of this Part I) as of the last Business Day of each month, shall mean the last Business Day of the following month.

                  (ww) "Non-call Period" shall mean any notice with respect to the redemption of the APS pursuant to Section 3 of this Part I.

                  (xx) "Notice of Redemption" shall mean any notice with respect to the redemption of the APS pursuant to Section 3 of this Part I.

                  (yy) "Optional Redemption Price" shall mean (i) $50,000 per share of APS in the case of a six-month Dividend Period or a Special Dividend Period of less than 365 days or (ii) with respect to a Special Dividend Period of 365 days or more the Optional Redemption Provisions in connection therewith; in each case plus an amount equal to accumulated but unpaid dividends thereon.

to the date of redemption (whether or not earned or declared).

                  (zz) "Preferred Shares" shall mean the authorized preferred shares of beneficial interest, par value $.01 per share, of the Fund, and includes the APS.

                  (aaa) "Premium Call Period" shall have the meaning set forth below under "Specific Redemption Provisions."

                  (bbb) "Pricing Service" means Van Kampen Merritt Investment Advisory Corp., acting pursuant to a Fund Pricing Agreement between the Fund Van Kampen Merritt Investment Advisory Corp. and any successor pricing service approved in writing by Moody's (if Moody's is them rating the APS) and S&P (if S&P is then rating the APS).

                  (ccc) "Projected Dividend Amount" means, with respect to the the APS, on any Valuation Date on the event the then current Dividend Period will end within 47 calendar days of such date, from and after the last days of such Dividend Period until 47 calendar days less the number of days remaining in the current Dividend Period at an Applicable Rate equal to the Maximum Rate for such Dividend Period multiplied by the larger of the factors (currently 304%) that the Fund has been informed by Moody's and S&P is applicable to the Projected Dividend Amount and designed to take into account increases in dividends rates over such period.

                  (ddd) "Quarterly Valuation Date" shall mean the last Business Day of each fiscal quarter of the Fund in each fiscal year of the Fund. commencing July 31, 1992.

                  (eee) "Rate Period," with respect to the APS, shall mean the Initial Dividend Period thereof and any Subsequent Dividend Period, including any Special Dividend Period, for such APS.

                  (fff) "Rate Period Days," for any Rate Period, if such Rate Period is less than one year, shall mean the number of days (without giving effect to subparagraph (b)(ii) of Section 2 of this Part I) in such Rate Period.

            (ggg) "Receivables for Florida Municipal Securities Sold" shall mean
(A) for purposes of calculation of Moody's Eligible A sets as of any Valuation Date, no more than the aggregate of the following: (i) the book vale of receivables for Florida municipal securities sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearing house firms with respect to which the Fund has received prior written authorization from Moody's or (y) with counterparties having a Moody's long-term debt rating of at least Baa3; and (ii) the Moody's Discounted Value of Florida municipal securities sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within the Moody's Exposure Period but do not comply with either of the conditions specified in (i) above, and (B) for purposes of calculation of S&P Eligible Assets as of any Valuation Date, the book value of receivables for Florida municipal securities sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date.

            (hhh) "Redemption Price" shall mean the Optional Redemption Price or the Mandatory Redemption Price, as applicable.

            (iii) "Retroactive Taxable Allocation" shall have the meaning set forth in Section 12 hereof.

            (jjj) "S&P" shall mean Standard & Poor's Fund, a New York corporation, and its successors.

            (kkk) "S&P Discount Factor" shall mean, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:

                                           Rating Category
                              -------------------------------------------
Exposure Period                AAA*         AA*          A*         BBB*
---------------                ----        -----        ----        ----

40 Business Days               205%         210%        225%        265%
22 Business Days               155          190         205         245
10 Business Days               170          175         190         230
 7 Business Days               165          170         185         225
 3 Business Days               145          150         165         205

----------
*     S&P rating

      Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Florida municipal securities will be 115%, so long as such Florida municipal securities are rated A-1 or SP-1+ by S&P and mature or have demand feature exercisable within 30 days or less, or 125% if such Florida municipal securities are not rated by S&P but are rated VMIG-1, P-1 or MIG-1 by Moody's; provided, however, that any such Moody's rated short-term Florida municipal securities which have demand features exercisable within 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution with a short-term rating of at least A-1+ from S&P; and further provided that such Moody's-rated short-term Florida municipal securities may compromise no more than 50% of short-term Florida municipal securities that qualify as S&P Eligible Assets and (ii) no S&P Discount Factor will be applied to cash or to Receivables for Florida Municipal Securities Sold. For purposes of the forgoing, Anticipation Notes rated SP-1+ or, if nor rated by S&P, rated MIG-1 or VMIG-1 by Moody's, which do not mature or have demand feature at par exercisable in 30 days, and which do not have a long-term rating, shall be considered to be short-term Florida municipal securities.

            (lll) "S&P Eligible Asset" shall mean cash (excluding any cash irrevocably deposited by the Fund for the payment of any liabilities, within the meaning of APS Basic Maintenance Amount), Receivables for Florida Municipal Securities Sold or a Florida municipal security owned by the Fund that (i) is interest bearing and pays interest at least semi-annually; (ii) is payable with respect to principal and interest in U.S. Dollars; (iii) is publicly rated BBB or higher by S&P or, if not rated by S&P but rated by Moody's, is rated at least A by Moody's (provided that such Moody's-rated Florida municipal securities will be included in S&P Eligible Assets only to the extent the Market Value of such Florida municipal securities does not exceed 50% of the aggregate Market Vale of S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody's-rated Florida municipal security, such Florida municipal security will be deemed to have a S&P rating which is one full rating category lower than its Moody's rating); (iv) is not part of a private placement of municipal securities; and (v) is part of an issue of Florida municipal securities with an original issue size of at least $10 million or, if an issue with an original issue size below $10 million (but in no event below $5 million), is issued by an issuer with a total of at least $50 million of securities outstanding. Solely for the purposes of this definition, the term "Florida municipal securities" means any obligation the interest of which is exempt from regular Federal income taxation and which issued by any of the fifty United States, the District of Columbia or any of the territories of the United States, their subdivisions, counties, cities, towns, villages, school districts and agencies (including authorities and special districts created by the state), and federally sponsored agencies such as local housing authorities. Notwithstanding the foregoing limitations;

      1. Florida municipal securities of any one issuer of guarantor (excluding bond insurers) shall be considered S&P Eligible Assets only to the extent the Market Vale of such Florida municipal securities does not exceed 10% of the aggregate Market Value of S&P Eligible Assets provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Florida municipal securities exceeds 5% of the aggregate Market Vale of S&P Eligible Assets;

      2. Florida municipal securities guaranteed or insured by any one bond insurer shall be considered S&P Eligible Assets only to the extent the Market Value of such Florida municipal securities does not exceed 25% of the aggregate Market Value of S&P Eligible Assets; and

      3. Florida municipal securities of any one issue type category will be considered S&P Eligible Assets only to the extent the fair market value of such Florida municipal securities does not exceed 20% of the aggregate fair market value of S&P Eligible Assets. For purposes of this requirement, Florida municipal securities will be classified into one of the following categories: health care issues, housing issues, educational issues, facilities issues, student loan issues, transportation issues, industrial development bond issues, public power utilities issues, water and sewer utilities issues, special utilities issues, general obligation issues, lease obligations, escrowed bonds and other issues not falling within one of the aforementioned categories. Furthermore, special utilities issues that are not rated by S&P will not be considered S&P Eligible Assets.

            (mmm) "S&P Exposure Period" shall mean the maximum period of time following a Valuation Date that the Fund has under this Certificate of Vote to cure any failure to maintain, as of such Valuation Date, the Discounted Value for its portfolio at least equal to the APS Basic Maintenance Amount (as described in paragraph (a) of Section 9 of this Part I).

            (nnn) "S&P Hedging Transactions" means futures contracts based on the Municipal Index or Treasury Bonds, put and call options on such contracts purchased by the Fund and covered call options and secured put options on portfolio securities written by the Fund.

            (ooo) "Special Dividend Period," with respect to the APS, shall mean any Subsequent Dividend Period commencing on the date designated by the Fund in accordance with Section 4 of this Part I and ending on the last day of the last Dividend Period thereof, with such number of consecutive days or whole years as the Board of Trustees shall specify, including the terms of any Specific Redemption Provisions, if any.

            (ppp) "Special Redemption Provisions" means, with respect to any Special Dividend Period of 365 or more days, either, or any combination of, (i) period (a "Non-Call Period") determined by the Board of Trustees, after consultation with the Broker-Dealers, during which the shares subject to such Special Dividend Period are not subject to redemption at the option of the Fund and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees, after consultation with the Broker-Dealers, during each year of which the shares subject to such Special Dividend Period shall be redeemable at the Fund's option of a price per share equal to $50,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $50,000 as determined by the Board of Trustees after consultation with the Broker-Dealers; provided that during any Special Dividend Period of 365 or more days if on the date of determination of the Applicable Rate for such APS, such Applicable Rate equaled or exceeded the Treasury Rate, the Fund may redeem APS without regard to any Non-Call Period or Premium Call Period at the Mandatory Redemption Price.

            (qqq) "Subsequent Dividend Period," with respect to the APS, shall mean the period from and including the first day following the Initial Dividend Period thereof to but excluding the next Dividend Payment Date which follows a scheduled Auction for such APS and any period thereafter from and including one Dividend Payment Date which follows a scheduled Auction for such APS to but excluding the next succeeding Dividend Payment Date which follows a scheduled Auction for such APS; provided, however, that if any Subsequent Dividend Period is also a Special Dividend Period, such term shall mean the period commencing On the first day of such Special Dividend Period and ending in the last day of the last Dividend Period thereof.

            (rrr) "Substitute Commercial Paper Dealer" shall mean The First Boston Company or Morgan Stanley & Co. Incorporated or their respective affiliates or successors, if such entity is a Commercial Paper Dealer; provided that none of such entities shall be a Commercial Paper Dealer.

            (sss) "Substitute U.S. Government Securities Dealer" shall mean The First Boston Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates or successors, if such entity is a U.S. Government securities dealer; provided that none of such entities shall be a U.S. Government Securities Dealer.

            (ttt) "Treasury Bonds" shall mean United States Treasury Bonds backed by the full faith and credit of the Untied States government with remaining maturities of 10 years or more.

            (uuu) "Treasury Rates," on any date for any Rate Period, shall mean
(i) the yield on the most recently auctioned non-callable direct obligations of the

U.S. Government (excluding "flower" bonds) with a remaining maturity within three months of the duration of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published by The Wall Street Journal, then the arithmetic average of the yields (expressed as an interest equivalent in the case of a Rate Period which is one year or less and expressed as a bond equivalent in the case of any longer Rate Period) on the most recently auctioned non-callable direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity within three months of the duration of such Rate Period as quoted on a discount basis or otherwise by the U.S. Government Securities Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Rate, the Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any Substitute U.S. Government Securities Dealers selected by the Fund to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Fund does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

            (vvv) "U.S. Government Securities Dealer" shall mean Goldman, Sachs & Co., Lehman Government Securities Incorporated, Smith Barney, Harris Upham & Co. and Morgan Guaranty Trust Company of New York or their respective affiliates or successors, if such entity is a U.S. Government Securities dealer.

            (www) "Valuation Date" shall mean, for the purpose of determining whether the Fund is maintaining the APS Basic Maintenance Amount and the Minimum Liquidity Level, each Business Day.

            (xxx) "Variation Margin" shall mean, in connection with outstanding purchase or sale positions in futures contracts and outstanding sales positions with respect to options thereon, the amount of cash and securities paid to and received from a futures commission merchant (subsequent to the Initial Margin payment) from time to time as the value of such position fluctuates.

            (yyy) "Voting Period" shall have the meaning set forth in paragraph
(b) of Section 5 of this Part I.

                                    Part II

      1. Certain Definitions, Capitalized terms not defined in Section 1 of this
Part II shall have the respective meaning specified in Part I hereof. As used in this Part II, the following terms shall have the following meanings, unless the context otherwise requires:

            (a) "Affiliate" shall mean any person known to the Auction Agent to be controlled by, in control of or under common control with the Fund; provided that no Broker-Dealer controlled by, in control of or under common control with the fund shall be deemed to be an Affiliate nor shall any fund or any person controlled by, in control of or under common control with such fund one of the trustees or executive officers of which is also a trustee of the Fund be deemed to be an Affiliate solely because such trustee or executive officer is also a trustee of the Fund.

            (b) "Agent Member" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

            (c) "Applicable Percentage" for the APS on any Auction Date shall mean the percentage, determined as set forth below, based on the prevailing rating of such APS in effect at the close of business on the Business Day next preceding such Auction Date:

Prevailing Rating                  Percentage
-----------------                  ----------
"aa3"/AA- or higher................     110%
"a3"/A-............................     125%
"baa3"/BBB-........................     150%
"ba3/BB-...........................     200%
Below "ba3"/BB-....................     250%

provided, however, that in the event the Fund has notified the Auction Agent of its intent to allocate income taxable for federal income tax purposes to the APS prior to the Auction establishing the Applicable Rate for such shares the applicable percentage in the foregoing table shall be divided by the quantity 1 minus the maximum marginal regular federal individual income tax rate applicable to ordinary income or the maximum marginal regular federal corporate income tax rate, whichever is greater, provided further, however, that the Applicable Percentage shall be divided in the foregoing manner only to the extent of the portion of the dividend in the APS for such Rate Period that represents the allocation of taxable income to the APS.

      For purposes of this definition, the "prevailing rating" of the APS shall be (i) "aa3"/AA- or higher if such APS have a rating of "aa3" or better by Moody's and AA- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not "aa3"/AA- or higher, then "a3"/A- if such APS have a rating of "a3" or better by Moody's and A- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not "aa3"/AA- or higher or "a3"/A-, then "baa3"/BBB- if such APS have a rating of "baa3" or better by Moody's and BBB- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iv) if not "aa3"/AA- or higher, "a3"/A- or "baa3"/BBB-, then "ba3"/BB- if the such APS have a rating of "ba3" or better by Moody's and BB- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (v) if not "aa3"/AA- or higher, "a3"/A-, "baa3"/BBB- or "ba3"/BB-, then Below "ba3"/BB, provided, however, that if the APS are rated by only one rating agency, the prevailing rating will be determined without reference to the rating of any other rating agency. The fund shall take all reasonable action necessary to enable either S&P or Moody's to provide a rating for the APS. If neither S&P nor Moody's shall make such a rating available, Goldman, Sachs & Co. or Smith Barney, Harris Upham & Co. Incorporated or their successors as Broker-Dealers shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities And Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time) to act as a substitute rating agency in respect of the APS and the Fund shall take all reasonable action to enable such rating agency or agencies to provide a rating for such APS.

            (d) "Available APS" shall have the meaning specified in paragraph (a) of section 4 of this Part II.

            (e) "Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of section 2 of this Part II.

            (f) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

            (g) "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of the Broker-Dealer in this Part II, that is a member of, or of a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Fund and has entered into a Broker-Dealer Agreement that remains effective.

            (h) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II.

            (i) "Existing Holder," when used with respect to the APS, shall mean a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such APS in the records of the Auction Agent.

                  (j) "Hold Order" and "Hold Orders" shall have the respective meaning specified in paragraph (a) of Section 2 of this Part II.

                  (k) "Master Purchaser's Letter" shall mean a letter, addressed to the Fund, the Auction Agent, a Broker-Dealer and an Agent Member in which a Person agrees, among other things, to offer to purchase, to purchase, to offer to sell and/or to sell APS as set forth in this Part II.

                  (l) "Maximum Rate," for the APS on any Auction Date, shall mean:

                        (i) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Dividend Period designated by the Fund pursuant to Section 4 of Part I of the Certificate of Vote, the product of (A) the "AA" Composite Commercial Paper
Rate on such Auction Date for the next Rate Period of such APS and (B) the Applicable Percentage on such Auction Date, unless such APS have or have had a Special Dividend Period (other than a Special Dividend Period of 28 Rate Period Days or less) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Dividend Period after such Special Dividend Period, in which case the higher of:

                              (A) the dividend rate on the APS for the then-ending Rate Period, and

                              (B) the product of (1) the higher of (x) the "AA" Composite Commercial Paper Rate on such Auction Date for the then-ending Rate Period of such APS, if such Rate Period is less than one year, or the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period is one year or greater, and (y) the "AA" Composite Commercial Paper Rate on such Auction Date for such Special Dividend Period of such APS, if such Special Dividend Period is less than one year, or the Treasury Rate on such Auction Date for such Special Dividend Period, if such Special Dividend Period is one year or greater and (2) the Applicable Percentage on such Auction Date; or

                        (ii) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Dividend Period of more than 88 Rate Period Days designated by the Fund pursuant to
Section 4 of Part I of the Certificate of Vote, the product of (A) the highest of (1) the "AA" Composite Commercial Paper Rate on such Auction Date for the then-ending Rate Period of such APS, if such Rate Period is less than one year, or the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period is one year or greater, (2) the "AA" Composite Commercial Paper Rate on such Auction Date for the Special Dividend Period for which the Auction is being held if such Special Dividend Period is less than one year or the Treasury Rate on such Auction Date for the Special Dividend Period for which the Auction is being held if such Special Dividend Period is one year or greater, and (3) the "AA" Composite Commercial Paper Rate on such Auction Date for Minimum Dividend Periods and (B) the Applicable Percentage on such Auction Date.

                  (m) "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

                  (n) "Outstanding" shall mean, as of any Auction Date with respect to the APS, the number of such APS theretofore issued by the Fund except, without duplication, (i) any APS theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the Fund or as to which a notice of redemption shall have been given by the Fund, (ii) any APS as to which the Fund or any Affiliate thereof shall be an Existing Holder and (iii) any APS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund.

                  (o) "Person" shall mean and include an individual, a partnership, a fund, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                  (p) "Potential Holder," when used with respect to the APS, shall mean any Person, including any Existing Holder of such APS, (i) who shall have executed a Master Purchaser's Letter and (ii) who may be inter-ested in acquiring such APS (or, in the case of an Existing Holder of APS, additional APS).

                  (q) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns on any other securities depository selected by the Fund which agrees to follow the procedures required to be followed by such securities depository in connection with the APS.

                  (r) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

                  (s) "Submission Deadline" shall mean 1:30 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Brokers-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

                  (t) "Submitted Bid" and Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

                  (u) "Submitted Hold Order" and Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this
Part II.

                  (v) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

                  (w) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this
Part II.

                  (x) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

                  (y) "Winning Bid Rate" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

            2. Orders by Existing Holders and Potential Holders. (a) Prior to the Submission Deadline on each Auction Date:

                        (i) each Existing Holder of APS subject to an Auction on such Auction Date may submit to a Broker-Dealer by telephone or otherwise information as to:

                              (A) the number of Outstanding APS, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for such APS for the next succeeding Rate Period of such APS;

                              (B) the number of Outstanding APS, if any, which such Existing Holder offers to sell if the Applicable Rate for such APS for the next succeeding Rate Period of such APS shall be less than the rate per annum specified by such Existing Holder; and/or

                              (C) the number of Outstanding APS, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for sich APS for the next succeeding Rate Period of such APS;

and

                        (ii) one or more Broker-Dealers, using lists of Potential Holders, shall in good faith for the purpose of conducting a competitive Auction in a Commercially reasonable manner, contact Potential Holders (by telephone or otherwise) including Persons that are not Existing Holders, on such lists to determine the number of APS, if any, which each such Potential Holder offers to purchase if the Applicable Rate for such APS for the next succeeding Rate Period of such APS shall not be less than the rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Holder Order" and collectively as "Holder Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

                  (b) (i) A bid by an Existing Holder of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                              (A) the number of Outstanding APS specified in such Bid if the Applicable Rate for such APS determined on such Auction Date shall be less than the rate specified therein;

                              (B) such number or a lesser number of Outstanding APS to be determined as set forth in clause (iv) of paragraph (a) of
      Section 5 of this Part II if the Applicable Rate for such APS determined on such Auction Date shall be equal to the rate specified therein; or

                              (C) the number of Outstanding APS specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for such APS, or such number or a lesser number of Outstanding APS to be determined as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if the rate specified therein shall be higher than the Maximum Rate for such APS and Sufficient Clearing Bids for such APS do not exist.

                        (ii) A Sell Order by an Existing Holder of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                              (A) the number of Outstanding APS specified in such Sell Order; or

                              (B) such number or a lesser number of Outstanding APS as set forth in clause (iii) of paragraph (b) of Section 5 of this
      Part II if Sufficient Clearing Bids for such APS do not exist.

                        (iii) A Bid by a Potential Holder of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase;

                              (A) the number of Outstanding APS specified in such Bid if the Applicable Rate for such APS determined on such Auction Date shall be higher than the rate specified therein; or

                              (B) such number or a lesser number of Outstanding APS as set forth in clause (v) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for such APS determined on such Auction Date shall be equal to the rate specified therein.

                  (c) No Order for any number of APS other than whole shares shall be valid.

            3. Submission of Orders by Broker-Dealers to Auction Agent. (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for APS subject to an Auction on such Auction Date obtained by such Broker-Dealer and shall specify with respect to each Order for such shares:

                        (i) the name of the Bidder placing such Order;

                        (ii) the aggregate number of APS that are the subject of such Order;

                        (iii) to the extent that such Bidder is an Existing Holder of APS:

                              (A) the number of APS, if any, subject to any Hold Order placed by such Existing Holder;

                              (B) the number of APS, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                              (C) the number of APS, if any, subject to any Sell Order placed by such Existing Holder; and

                        (iv) to the extent such Bidder is a Potential Holder of APS, the rate and number of such APS specified in such Potential Holder's Bid.

                  (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                  (c) If an Order or Orders covering all of the Outstanding APS held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                  (d) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the number of Outstanding APS subject to an Auction held by such Existing Holder, such Order shall be considered valid in the following order of priority:

                        (i) all Hold Orders for APS shall be considered valid, but only up to and including in the aggregate the number of Outstanding APS held by such Existing Holder, and if the number of APS subject to such Hold Orders exceeds the number of Outstanding APS held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding APS held by such Existing Holder;

                        (ii) (A) any Bid for APS shall be considered valid up to and including the excess of the number of Outstanding APS held by such Existing Holder over the number of APS subject to any Hold Orders referred to in clause
(i) above;

                              (B) subject to subclause (A), if more than one Bid for APS with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding APS subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of APS subject to each Bid with the same rate shall be reduced pro rata to cover the number of APS equal to such excess;

                              (C) subject to subclauses (A) and (B), if more than one Bid for APS with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                              (D) in any such event, the number, if any, of such Outstanding APS subject to any portion of Bids considered not valid in whole or in part under the clause (ii) shall be treated as the subject of a Bid for APS by a Potential Holder at the rate therein specified; and

                        (iii) all Sell Orders for APS shall be considered valid up to and including the excess of the number of Outstanding APS held by such Existing Holder over the sum of the APS subject to valid Hold Orders referred to in clause (i) above and valid Bids by such Existing Holder referred to in clause
(ii) above.

                  (e) If more than one Bid for one or more of the APS is submitted on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

                  (f) An Order submitted by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

            4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. (a) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders" and shall for the APS for which an Auction is being held determine:

                        (i) the excess of the number of Outstanding APS over the number of Outstanding APS subject to Submitted Hold Orders (such excess being herein after referred to as the "Available APS.");

                        (ii) from the Submitted Orders for such APS whether:

                              (A) the number of Outstanding APS subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate for such APS exceeds or is equal to the sum of

                              (B) the number of Outstanding APS subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate for such APS; and

                              (C) the number of Outstanding APS subject to Submitted Selling Orders

(in the event such excess or such equality exists (other than because the number of APS in subclauses (B) and (C) above is zero because all of the Outstanding APS are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for such APS); and

                        (iii) if Sufficient Clearing Bids for such APS exists, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for such APS) which if:

                              (A) (I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other such Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the APS that are subject to such Submitted Bids; and

                              (B) (I) each such Submitted Bid from Potential Holders specifying such lowest rate and (II) all other such Submitted Bids from Potential Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding APS which, when added to the number of Outstanding APS to be purchased by such Potential Holders described in the subclause (B) above, would equal not less than the Available APS.

                  (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 4, the Auction Agent shall advise the Fund of the Maximum Rate for the APS for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for such APS for the next succeeding Rate Period thereof as follows:

                        (i) if Sufficient Clearing Bids for such APS exists, that the Applicable Rate for such APS for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for such APS to be determined;

                        (ii) if Sufficient Clearing Bids for such APS do not exist (other than because all of the Outstanding APS are subject to Submitted Hold Orders), that the Applicable Rate for such APS for the next succeeding Rate Period, which shall be a Minimum Dividend Period, thereof shall be equal to the Maximum Rate for such APS; or

                        (iii) if all of the Outstanding APS are subject to Submitted Hold Orders, that the Applicable Rate for such APS for the next succeeding Rate Period thereof shall be equal to the product of (A)(I) the "AA" Composite Commercial Paper Rate on such Auction Date for such Rate Period, if such Rate Period is less than one year or (II) the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period is one year or greater and (B) 1 minus the maximum marginal regular federal individual income tax rate applicable to ordinary income or the maximum marginal regular federal corporate income tax rate, whichever is greater; provided, however, that if the Fund has notified the Auction Agent of its intent to allocate to the APS in such Rate Period any net capital gains or other income taxable for Federal income tax purposes, the Applicable Rate in respect of that portion of the dividend on the APS for such Rate Period that represents the allocation of net capital gains or other income taxable for federal income tax purposes shall be the rate described in the preceding clause (A)(I) or (II), as applicable, without being multiplied by the factor set forth in the preceding clause (B).

            5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue the APS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                  (a) If Sufficient Clearing Bids for any of the APS have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 5, Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for such APS shall be rejected:

                        (i) Existing Holders' Submitted Bids for such APS specifying any rate that is higher than the Winning Bid Rate for such APS shall be accepted, thus requiring each such Existing Holder to sell the APS subject to such Submitted Bids;

                        (ii) Existing Holders' Submitted Bids for the APS specifying any rate that is lower than the Winning Bid Rate for such APS shall be rejected, thus entitling each such Existing Holder to continue to hold the APS subject to such Submitted Bids;

                        (iii) Potential Holders' Submitted Bids for the APS specifying any rate that it is lower than the Winning Bid Rate shall be accepted;

                        (iv) each Existing Holder's Submitted Bid for the APS specifying a rate that is equal to the Winning Bid Rate for such APS shall be rejected, thus entitling such Existing Holder to continue to hold the APS subject to such Submitted Bid, unless the number of Outstanding of APS subject to all such Submitted Bids shall be greater than the number of APS ("remaining shares") in the excess of the Available APS over the number of the APS subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold the APS subject to such Submitted Bid, but only in an amount equal to the number of APS obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for such APS; and

                        (v) each Potential Holder's Submitted Bid for the APS specifying a rate that is equal to the Winning Bid Rate for such APS shall be accepted but only in an amount equal to the number of APS obtained by multiplying the number of shares in excess of the Available APS over the number of the APS subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding APS subject to such Submitted Bids and the denominator of which shall be the aggregate numbre of Outstanding APS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for such APS; and

                  (b) If Sufficient Clearing Bids for any of the APS have not been made (other than because all of the Outstanding APS are subject to Submitted Hold Orders), subject to the provisions of the paragraph (d) of this
Section 5, Submitted Orders for such APS shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for such APS shall be rejected:

                        (i) Existing Holders' Submitted Bids for the APS specifying any rate that is equal to or lower than the Maximum Rate for such APS shall be rejected, thus entitling such Existing Holders to continue to hold the APS subject to such Submitted Bids;

                        (ii) Potential Holders' Submitted Bids for the APS specifying any rate that is equal to or lower than the Maximum Rate for such APS shall be accepted; and

                        (iii) Each existing Holder's Submitted Bid for the APS specifying any rate that is higher than the Maximum Rate of such APS and the Submitted Sell Orders for such APS of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the APS subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of APS obtained by multiplying the number of APS subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding APS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding APS subject to all such Submitted Bids and Submitted Sell Orders.

                  (c) If all of the Outstanding APS are subject to Submitted Hold Orders, all Submitted Bids for such APS shall be rejected.

                  (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or any clause (iii) of paragraph (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of APS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of APS so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of APS.

                  (e) If, as a result of the procedures described in clause (v) or paragraph (a) of this Section 5, any Potential Holder would be entitled or required to purchase less than a whole share of APS on any Auction Date, the Auction Agent shall, in such a manner as it shall determine in its sole discretion, allocate shares of such APS for purchase among Potential Holders so that only whole shares of APS are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing the APS on such Auction Date.

                  (f) Based on the results of each Auction for the APS, the Auction Agent shall determine the aggregate number of APS to be purchased and the aggregate number of APS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker Dealers acting for one or more purchasers of APS such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers of APS such Broker-Dealer shall receive, as the case may be, shares of such APS.

            6. Notification of Allocations. In normal circumstances, whenever the Fund intends to include any net capital gains or other income taxable for Federal income tax purposes in any dividend on the APS, the Fund will notify the Auction Agent of the amount to be so included 15 days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Fund, it will in turn notify each Broker-Dealer, who, on or prior to such Auction Date, in accordance with its Broker-Dealer Agreement, will notify its Existing Holders and Potential Holders believed by it to be interested in submitting an Order in the Auction to be held on such Auction Date.

            7. Miscellaneous. (a) To the extent permitted by applicable law, the Board of Trustees may interpret or adjust the provisions of this Certificate of Vote to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Certificate of Note with respect to the APS prior to the issuance of such APS.

                  (b) An Existing Holder may sell, transfer or otherwise dispose of the APS only in whole shares and only pursuant to a Bid or Sell Order in accordance with the procedures described in this Part II or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Auction Agent; provided, that in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer.

                  (c) All of the APS outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee.

                  (d) Neither the Fund nor any affiliate thereof may submit an Order in any Auction, except that any Broker-Dealer that is an affiliate of the Fund may submit Orders in an Auction, but only if such Orders are not for its own account.

            IN WITNESS WHEREOF, the undersigned has caused this Certificate of Vote to be executed as of June 8, 1992.


                                        /s/ Ronald A. Nyberg
                                        --------------------
                                        Ronald A. Nyberg
                                        Secretary

State of Illinois )
                  ) ss
County of DuPage  )

            Then personally appeared before me Ronald A Nyberg, who acknowledged the foregoing instrument to be his free act and deed and the free act and deed in his capacity as Secretary of Van Kampen Merritt Trust For Investment Grade Florida Municipals.

                                        Before me,


                                        /s/ Terri Marrs
                                        --------------------
                                        Notary Public

My commission Expires: 8/30/94                  --------------------------------
                                                         OFFICIAL SEAL
                                                           TERRI MARRS
                                                NOTARY PUBLIC, STATE OF ILLINOIS
                                                   COMMISSION EXPIRES 8/30/94
                                                --------------------------------

                            AMENDMENT TO DECLARATION
                          VAN KAMPEN MERRITT TRUST FOR
                      INVESTMENT GRADE FLORIDA MUNICIPALS


                                                                   FEE PAID
                                                                     $100
397048
                                                                   CASHIERS
                             /s/ Michael J. Connolly          SECRETARY'S OFFICE


                          -----------------------------
                               A TRUE COPY ATTEST

                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH

                          DATE 1-7-99 CLERK [ILLEGIBLE]
                          -----------------------------